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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO

                             18 U.S.C. SECTION 1350

The undersigned, Thomas C. Shull, President and Chief Executive Officer, and Edward M. Lambert, Executive Vice President and Chief Financial Officer, of Hanover Direct, Inc. (the "Company"), each hereby certifies that to his knowledge the Quarterly Report on Form 10-Q for the fiscal quarter ended September 27, 2003 of the Company filed with the Securities and Exchange Commission on the date hereof (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period specified.

Signed at the City of Edgewater, in the State of New Jersey, this 10th day of November, 2003.

                               /s/ Thomas C. Shull
                  --------------------------------------------
                                   Thomas C. Shull
                     President and Chief Executive Officer

                              /s/ Edward M. Lambert
                  --------------------------------------------
                                  Edward M. Lambert
                            Executive Vice President and
                              Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.